Exhibit 99.B(d)(66)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Wellington Management Company, LLP

As of November 12, 2003, as amended May 31, 2006, December 7, 2006 and

June 30, 2009

SEI Institutional Managed Trust

Real Estate Fund

Enhanced Income Fund

Small/Mid Cap Diversified Alpha Fund

Real Return Fund

Small Cap Fund

Tax-Managed Small Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	Wellington Management Company, LLP

By:	By:

/s/ David F. McCann	/s/ Diane C. Nordin

Name:	Name:

David F. McCann	Diane C. Nordin

Title:	Title:

Vice President	Senior Vice President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Wellington Management Company, LLP

As of November 12, 2003, as amended May 31, 2006, December 7, 2006 and

June 30, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

Real Estate Fund	X.XX	%
Enhanced Income Fund	X.XX	%
Small/Mid Cap Diversified Alpha Fund	X.XX	%
Real Return Fund	X.XX	%
Small Cap Fund	X.XX	%
Tax-Managed Small Cap Fund	X.XX	%

Agreed and Accepted:

SEI Investments Management Corporation	Wellington Management Company, LLP

By:	By:

/s/ David F. McCann	/s/ Diane C. Nordin

Name:	Name:

David F. McCann	Diane C. Nordin

Title:	Title:

Vice President	Senior Vice President